Contact:	Michael Gallant 508-293-6357 gallant_michael@emc.com

EMC REPORTS RECORD FIRST-QUARTER RESULTS

Delivers 15th Consecutive Quarter of Double-Digit Revenue Growth,

Q1 EPS increase of 36%

HOPKINTON, Mass. – April 17, 2007 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today reported record first-quarter revenue and strong profit growth. Highlights of the quarter included increased demand for VMware virtual infrastructure solutions and RSA information security software and accelerating growth in the company’s Asia-Pacific and Japan operations.

Total consolidated revenue for the first quarter of 2007 was $2.98 billion, 17% higher than the $2.55 billion reported for the first quarter of 2006.

GAAP net income for the first quarter of 2007 was $312.6 million or $0.15 per diluted share, which included a $0.01 per diluted share tax benefit. GAAP earnings per diluted share for the first quarter was 36% higher than the GAAP earnings per diluted share of $0.11 reported for the year-ago period.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “EMC is off to a solid start in 2007. Customers around the globe continue to embrace our information infrastructure solutions to help store, protect, optimize and leverage their corporate information. We have an established leadership position in the areas of the IT market that CIOs prioritize most. Our first-quarter performance and our focus on integration and execution place us firmly on track to meet our financial targets for 2007.”

Tucci continued, “For more than two decades, EMC has been the trusted caretaker of information, partnering with the world’s largest companies and government institutions. Our greatest opportunity and competitive advantages lie in the value realized by our customers when our products come together in a unified information infrastructure to solve today’s information management issues, better leverage information’s value and reduce the costs associated with its explosive growth.”

Compared with the first quarter of 2006, EMC systems revenue, which represents 44% of total first-quarter revenue, increased 6%; software license and maintenance revenue, which represents 40% of total revenue, increased 29%; and professional services, systems maintenance and other services revenue, which represents 16% of total revenue, grew by 21%. First-quarter revenue from North America increased 16% compared with the same period a year ago, and represents 58% of total reported revenue. First-quarter revenue from customers outside of North

America grew 18% year-over-year, driven by strong double-digit revenue growth in Europe, Middle East and Africa, and across the Asia-Pacific region.

Tucci continued, “I am pleased with the improvements in our Asia-Pacific and Japan operations. After strengthening our executive management team in the region about a year ago, our business in that part of the world is back on track, delivering first-quarter revenue growth of nearly 30%. A strong focus on execution and a reinvigorated partner strategy have helped our business in the APJ region expand significantly faster than the overall market and re-emerge as our fastest-growing geography.”

David Goulden, EMC Executive Vice President and Chief Financial Officer, said, “Looking across EMC’s lines of business and major geographies, we are pleased with our first-quarter performance and our balanced systems, software and services revenue mix. The breadth, quality and diversity of our information infrastructure portfolio is differentiating EMC in the marketplace and strengthening our financial model. We are on pace to grow as fast or faster than the major markets we serve and to gain share of our expanding $60 billion worldwide market opportunity.”

Goulden added, “During the quarter, EMC generated strong operating cash flow of $809 million, an increase of 27%, and strong free cash flow of $586 million, an increase of 37%, compared with the same period last year. We continue to believe share buybacks are an effective way to deploy our growing cash balance and return value to our shareholders. During the first quarter, we spent $489 million to buy back approximately 35 million EMC shares.”

First-Quarter Highlights

EMC’s Information Storage business, which includes revenue from storage systems, information management, information protection and resource management software, and related customer and professional services, reached $2.4 billion, an increase of 8% compared with the year-ago quarter. Growth in the Information Storage business reflects continued global demand for EMC’s networked storage products and related professional services, for EMC’s industry-leading resource management and file virtualization software, and for EMC’s comprehensive approach to information protection and recovery management.

VMware, an EMC subsidiary, again achieved record quarterly revenue, growing sales 95% year-over-year to $256 million during the first quarter and placing the company’s revenue on an annualized run rate of more than $1 billion. VMware showed continued growth as organizations of various sizes and across numerous industries increasingly standardize on VMware virtual infrastructure for server consolidation and containment, software lifecycle automation, business continuity and desktop manageability and security. VMware and its products received numerous industry accolades during the quarter: VMware Infrastructure 3 received the InfoWorld “ Technology of the year Award,” the SearchWinComputing. com “Disaster Recovery Product of the Year Award” and the Network World “Best of the New Data Center Award”; VMware Lab Manager won the 2007 Jolt Product Excellence Award; and Linux Magazine named VMware a “top company to watch” in 2007.

In the first quarter, EMC announced its intention to sell approximately 10% of VMware via an initial public offering (IPO) of newly issued VMware stock. EMC expects the IPO will unlock more of VMware’s value for EMC shareholders, strengthen VMware’s ability to retain and attract the software industry’s top talent, and reinforce EMC’s commitment to VMware’s open platform strategy.

EMC’s Content Management and Archiving business grew first-quarter revenue to $172 million, an increase of 3% year-over-year. Maintenance and professional services revenue for the Content Management and Archiving business grew 30% year-over-year, reflecting strong license growth in 2006. Businesses around the world are relying on EMC’s industry-leading content management and archiving solutions for a robust, unified repository, as well as for content and process services to automate their entire business process, ensuring compliance and making it easier to find information within or outside the organization. In the first quarter, EMC announced the availability of the EMC Documentum Process Suite, a comprehensive business process management (BPM) solution for analyzing, modeling, orchestrating and optimizing a wide range of enterprise processes involving people, systems, content and data. The introduction marks the integration of the software gained from EMC’s June 2006 acquisition of Proactivity Inc., with EMC’s existing Documentum business process management capabilities.

Information Security revenues for the first quarter – the second full quarter of operation for RSA, the Security Division of EMC – grew 25% to $120 million compared with the results reported by the division’s constituent companies (RSA Security and Network Intelligence) in the year-ago period. During the quarter, the division attracted more than 1,200 new customers. These results reflect the value of the combined EMC and RSA technology portfolios and RSA’s sustained strength within the enterprise, where the focus on identity assurance and robust access controls continues to grow. In addition, the division’s consumer identity protection, data security, and information and event management solutions also reported strong year-on-year growth.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com.

EMC and Documentum are registered trademarks of EMC Corporation. VMware is a registered trademark of VMware, Inc. RSA is a registered trademark of RSA Security Inc. All other trademarks used are the property of their respective owners.

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) risks associated with acquisitions and investments, including the challenges and costs of integration, restructuring and achieving anticipated synergies; (iv) risks associated with the VMware IPO, including the inability to manage successfully and complete the IPO, and risks associated with trading of VMware stock if the IPO is completed; (v) competitive factors, including but not limited to pricing pressures and new product introductions; (vi) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (vii) component and product quality and availability; (viii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (ix) insufficient, excess or obsolete inventory; (x) war or acts of terrorism; (xi) the ability to attract and retain highly qualified employees; (xii) fluctuating currency exchange rates; and (xiii) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

This release contains non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC’s performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC’s financial performance or liquidity prepared in accordance with GAAP. EMC’s non-GAAP financial measures may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures.

Where specified in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended March 31, 2007,” stock option expense, restricted stock expense, intangible amortization and certain tax benefits are excluded from the non-GAAP financial measures. In addition, where specified in the accompanying schedule entitled “Selected Non-GAAP Data For the Three Months Ended March 31, 2006,” stock option expense, restricted stock expense and intangible amortization are excluded from the non-GAAP financial measures.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC’s comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and excludes the above-listed expenses (stock option expense, restricted stock expense, intangible amortization and certain tax benefits) from its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC’s management in their financial and operating decision-making because management believes they reflect EMC’s ongoing business in a manner that allows meaningful period-to-period comparisons. EMC’s management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC’s current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company’s current financial results with the Company’s past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. For the first quarter of 2007, free cash flow equals $586.3 million and is calculated as follows: net cash provided by operating activities (as defined by GAAP) of $808.7 million minus additions to property plant and equipment of $170.5 million minus capitalized software development costs of $51.9 million. For the first quarter of 2006, free cash flow equals $427.8 million and is calculated as follows: net cash provided by operating activities (as defined by GAAP) of $637.2 million minus additions to property plant and equipment of $160.5 million minus capitalized software development costs of $48.9 million. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude stock option expense, restricted stock expense, intangible amortization and certain tax benefits, do not include all items of income and expense that affect EMC’s operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and with respect to the non-GAAP financial measures that exclude stock-based compensation, intangible amortization and certain tax charges and benefits, do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC’s financial results as determined in accordance with GAAP.

EMC CORPORATION

Consolidated Income Statements

(in thousands, except per share amounts)

Unaudited

	Three Months Ended
	March 31,	March 31,
	2007	2006
Revenues:
Product sales	$2,112,426	$1,848,530
Services	862,579	702,157

	2,975,005	2,550,687
Cost and expenses:
Cost of product sales	1,038,478	917,897
Cost of services	366,587	299,447
Research and development	355,392	283,489
Selling, general and administrative	875,690	748,224
Restructuring credits	(2,670)	(1,194)

Operating income	341,528	302,824

Investment income	52,139	61,803
Interest expense	(18,293)	(2,010)
Other income, net	4,840	2,716

Income before taxes	380,214	365,333
Income tax provision	67,607	89,505

Income before cumulative effect of change in accounting principle	312,607	275,828
Cumulative effect of change in accounting principle, net of tax benefit of $808	—	(3,372)

Net income	$312,607	$272,456

Net income per weighted average share, basic:
Income before cumulative effect of a change in accounting principle	$0.15	$0.12
Cumulative effect of a change in accounting principle	—	—

Net income	$0.15	$0.12

Net income per weighted average share, diluted:
Income before cumulative effect of a change in accounting principle	$0.15	$0.12
Cumulative effect of a change in accounting principle	—	—

Net income	$0.15	$0.11

Weighted average shares, basic	2,080,039	2,350,606

Weighted average shares, diluted	2,121,826	2,400,312

As a % of total revenue:
Gross margin	52.8%	52.3%
Selling, general and administrative	29.4%	29.3%
Research and development	11.9%	11.1%
Operating income	11.5%	11.9%
Net income	10.5%	10.7%

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended March 31, 2007

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Credits	Operating Income
GAAP	$1,405,065	$355,392	$875,690	$(2,670)	$341,528
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(11,039)	(12,830)	(27,090)	—	50,959
Restricted Stock Expense (1)	(2,519)	(10,612)	(19,257)	—	32,388
Intangible Amortization (2)	(29,007)	(2,113)	(17,123)	—	48,243

Non-GAAP	$1,362,500	$329,837	$812,220	$(2,670)	$473,118

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$380,214	$67,607	$312,607	$0.15	$0.15
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	50,959	12,895	38,064	0.02	0.02
Restricted Stock Expense (1)	32,388	9,830	22,558	0.01	0.01
Intangible Amortization (2)	48,243	17,040	31,203	0.02	0.01
Tax Benefits (3)	—	19,912	(19,912)	(0.01)	(0.01)

Non-GAAP	$511,804	$127,284	$384,520	$0.18 #	$0.18

(1)	Represents equity compensation recognized pursuant to FAS No. 123R "Share-Based Payment".
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
(3)	Represents income tax benefits consisting of statute of limitation expirations, resolution of income tax audits and other matters.
#	May not foot due to rounding.

EMC CORPORATION

Selected Non-GAAP Data

For the Three Months Ended March 31, 2006

(in thousands, except per share amounts)

Unaudited

	Costs and Expenses
	Cost of Revenue	Research and Development	Selling, General and Administrative	Restructuring Credits	Operating Income
GAAP	$1,217,344	$283,489	$748,224	$(1,194)	$302,824
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	(17,395)	(16,885)	(40,964)	—	75,244
Restricted Stock Expense (1)	(1,908)	(8,377)	(18,087)	—	28,372
Intangible Amortization (2)	(21,599)	(3,413)	(10,330)	—	35,342

Non-GAAP	$1,176,442	$254,814	$678,843	$(1,194)	$441,782

	Income Before Tax	Income Tax Provision	Net Income	Net Income per Weighted Average Share, Basic	Net Income per Weighted Average Share, Diluted
GAAP	$365,333	$89,505	$272,456	$0.12	$0.11
Adjustments to reconcile to Non-GAAP:
Stock Option Expense (1)	75,244	14,230	64,386	0.03	0.03
Restricted Stock Expense (1)	28,372	7,864	20,508	0.01	0.01
Intangible Amortization (2)	35,342	12,349	22,993	0.01	0.01

Non-GAAP	$504,291	$123,948	$380,343	$0.16 #	$0.16

(1)	Represents equity compensation recognized pursuant to FAS No. 123R "Share-Based Payment".
(2)	Represents amortization associated with intangible assets acquired in connection with business combinations.
#	May not foot due to rounding.

EMC CORPORATION

Consolidated Balance Sheets

(in thousands, except per share amounts)

Unaudited

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$2,347,374	$1,828,106
Short-term investments	1,936,816	1,521,925
Accounts and notes receivable, less allowance
for doubtful accounts of $33,546 and $39,509	1,542,351	1,692,214
Inventories	824,841	834,800
Deferred income taxes	419,624	418,146
Other current assets	248,657	225,396

Total current assets	7,319,663	6,520,587
Long-term investments	1,535,779	2,246,290
Property, plant and equipment, net	2,075,989	2,035,559
Deferred income taxes	109,350	104,446
Intangible assets, net	956,157	1,003,549
Other assets, net	629,478	638,655
Goodwill, net	5,995,892	6,017,161

Total assets	$18,622,308	$18,566,247

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$726,755	$680,263
Accrued expenses	1,458,330	1,592,022
Income taxes payable	27,941	63,806
Deferred revenue	1,552,615	1,325,671

Total current liabilities	3,765,641	3,661,762
Income taxes payable	213,077	219,342
Deferred revenue	732,252	780,124
Long-term convertible debt	3,450,000	3,450,000
Other liabilities	121,560	129,312

Commitments and contingencies
Stockholders' equity:
Series preferred stock, par value $.01; authorized 25,000 shares, none outstanding	—	—
Common stock, par value $.01; authorized 6,000,000 shares; issued 2,098,455 and 2,122,339 shares	20,985	21,223
Additional paid-in capital	2,250,009	2,564,554
Retained earnings	8,113,609	7,794,493
Accumulated other comprehensive loss	(44,825)	(54,563)

Total stockholders' equity	10,339,778	10,325,707

Total liabilities and stockholders' equity	$18,622,308	$18,566,247

EMC CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

Unaudited

	Three Months Ended
	March 31, 2007	March 31, 2006
Cash flows from operating activities:
Cash received from customers	$3,298,580	$2,878,265
Cash paid to suppliers and employees	(2,471,509)	(2,013,463)
Dividends and interest received	57,824	60,297
Interest paid	(3,201)	(2,020)
Income taxes paid	(73,011)	(285,901)

Net cash provided by operating activities	808,683	637,178

Cash flows from investing activities:
Additions to property, plant and equipment	(170,526)	(160,520)
Capitalized software development costs	(51,920)	(48,883)
Purchases of short and long-term available for sale securities	(1,891,806)	(2,185,463)
Sales and maturities of short and long-term available for sale securities	2,192,202	1,328,151
Business acquisitions, net of cash acquired	(3,261)	(18,759)
Other	(860)	(7,700)

Net cash provided by (used in) investing activities	73,829	(1,093,174)

Cash flows from financing activities:
Issuance of common stock	103,312	62,608
Repurchase of EMC common stock	(488,662)	(376,056)
Excess tax benefits from stock based compensation	12,812	6,309
Payment of long-term and short-term obligations	(620)	(314)
Proceeds from long-term and short-term obligations	2,229	70

Net cash used in financing activities	(370,929)	(307,383)

Effect of exchange rate changes on cash	7,685	3,794

Net increase (decrease) in cash and cash equivalents	519,268	(759,585)
Cash and cash equivalents at beginning of period	1,828,106	2,322,370

Cash and cash equivalents at end of period	$2,347,374	$1,562,785

Reconciliation of net income to net cash provided by operating activities:
Net income	$312,607	$272,456
Adjustments to reconcile net income to net cash provided by operating activities:
Cumulative effect of a change in accounting principle	—	3,372
Depreciation and amortization	212,848	181,394
Stock-based compensation expense	83,347	103,616
Reduction in provision for doubtful accounts	(787)	(2,167)
Deferred income taxes, net	(457)	(31,121)
Excess tax benefits from stock based compensation	(12,812)	(6,309)
Other	1,980	6,655
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	142,873	205,380
Inventories	18,302	41,498
Other assets	(11,068)	19,393
Accounts payable	45,685	54,746
Accrued expenses	(150,962)	(160,245)
Income taxes payable	(4,952)	(180,562)
Deferred revenue	181,489	124,365
Other liabilities	(9,410)	4,707

Net cash provided by operating activities	$808,683	$637,178

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Revenue Components

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007
Revenues
Systems	$1,226,928	$1,151,600	$1,299,321	$1,462,777	$5,140,626	$1,305,766
Software:
Software License	621,602	681,998	736,331	897,485	2,937,416	806,660
Software Maintenance	303,202	315,189	345,650	371,163	1,335,204	382,080

Total Software License & Maintenance	924,804	997,187	1,081,981	1,268,648	4,272,620	1,188,740

Professional, Systems Maintenance and Other Services	396,081	423,525	431,989	481,471	1,733,066	478,972

	2,547,813	2,572,312	2,813,291	3,212,896	11,146,312	2,973,478

Other Businesses	2,874	2,211	2,015	1,678	8,778	1,527

Total Consolidated Revenues	$2,550,687	$2,574,523	$2,815,306	$3,214,574	$11,155,090	$2,975,005

Percentage impact to EMC revenue growth rate due to changes in exchange rates from the prior year	(2.1)%	(1.1)%	0.7%	1.4%	(0.2)%	2.1%

EMC Corporation

Supplemental Financial Data

Revenue Analysis

(in thousands)

Unaudited

Supplemental Revenue Data

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	YTD 2006	Q1 2007
Storage Systems Revenue	$1,222,624	$1,147,892	$1,295,524	$1,458,740	$5,124,780	$1,302,741
Storage Software License Revenue	446,720	493,002	524,679	550,856	2,015,257	486,558
Storage Maintenance and Services Revenue	583,010	610,015	619,496	656,020	2,468,541	637,629

Total Storage Revenue	$2,252,354	$2,250,909	$2,439,699	$2,665,616	$9,608,578	$2,426,928

Content Management and Archiving Systems Revenue	$4,304	$3,708	$87	$522	$8,621	$68
Content Management and Archiving Software License Revenue	83,038	75,161	59,092	106,302	323,593	68,472
Content Management and Archiving Maintenance and Services Revenue	79,978	87,253	90,173	96,172	353,576	103,658

Total Content Management and Archiving Revenue	$167,320	$166,122	$149,352	$202,996	$685,790	$172,198

Security Systems Revenue	$—	$—	$3,710	$3,515	$7,225	$2,958
Security Software License Revenue	—	—	27,084	76,835	103,919	81,934
Security Maintenance and Services Revenue	—	—	6,961	33,581	40,542	34,969

Total Security Revenue	$—	$—	$37,755	$113,931	$151,686	$119,861

VMware Software License Revenue	$91,844	$113,835	$125,476	$163,492	$494,647	$169,696
VMware Maintenance and Services Revenue	39,169	43,657	63,024	68,539	214,389	86,322

Total VMware Revenue	$131,013	$157,492	$188,500	$232,031	$709,036	$256,018